CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Putnam Funds Trust of our report dated July 21, 2025, relating to the financial statements and financial highlights, which appears in Putnam Dynamic Asset Allocation Equity Fund’s Annual Report on Form N-CSR for the year ended May 31, 2025. We also consent to the references to us under the headings “Financial highlights”, “FINANCIAL STATEMENTS” and “Auditor” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 22, 2025